EXHIBIT B

                             FISCAL AGENCY AGREEMENT

                                     between

                                REPUBLIC OF PERU

                                    as Issuer

                                       and

                                    [       ]

              as Fiscal Agent, Principal Paying Agent and Registrar



                                 Dated as of [       ]


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
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                                TABLE OF CONTENTS

                                                                                          Page
                                    ARTICLE I
                                     GENERAL

SECTION 1.1.    Certain Terms Defined........................................................1

SECTION 1.2.    New York Time................................................................3

                                   ARTICLE II
                                     AGENTS

SECTION 2.1.    Appointment of Agents........................................................3

                                   ARTICLE III
                ISSUE, EXECUTION, FORM AND REGISTRATION OF BONDS

SECTION 3.1.    Bonds Issuable in Series.....................................................4

SECTION 3.2.    Execution and Authentication.................................................6

SECTION 3.3.    Form, Denomination and Date of Bonds.........................................7

SECTION 3.4.    Registration, Transfer and Exchange of Bonds.................................9

SECTION 3.5.    Mutilated, Defaced, Destroyed, Stolen and Lost Bonds; Cancellation and
                Destruction of Bonds........................................................10

                                   ARTICLE IV
                                    PAYMENTS

SECTION 4.1.    Payments....................................................................12

SECTION 4.2.    Cancellation................................................................13

                                    ARTICLE V
                                EVENTS OF DEFAULT

SECTION 5.1.    Notice of Event of Default; Acceleration....................................14

SECTION 5.2.    Delivery of Information;
                Purchase of Bonds by Peru...................................................16

                                   ARTICLE VI
                              CONCERNING THE AGENTS

SECTION 6.1.    Agents......................................................................16

SECTION 6.2.    Maintenance of Agents.......................................................19

                                   ARTICLE VII
                                   AMENDMENTS

SECTION 7.1.    Amendments and Waivers......................................................20

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

SECTION 8.1.    Officials, Officers, and Directors of Peru Exempt from Individual
                Liability...................................................................24

SECTION 8.2.    Provisions of Agreement for the Sole Benefit of Parties and Bondholders.....24

SECTION 8.3.    Successors and Assigns of Peru Bound by Agreement...........................24

SECTION 8.4.    Notices and Demands on Peru, Fiscal Agent and Bondholders...................24

SECTION 8.5.    Payments Due on Non-Business Days...........................................25

SECTION 8.6.    Governing Law; Consent to Jurisdiction; Waiver of Immunities................25

SECTION 8.7.    Separability................................................................27

SECTION 8.8.    Counterparts................................................................27

SECTION 8.9.    Effect of Headings..........................................................27


EXHIBIT A       Form of Global Bond
EXHIBIT B       Form of Definitive Bond
EXHIBIT C       Form of Terms and Conditions
EXHIBIT D       Form of Authorization
EXHIBIT E       Form of Transfer

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                  FISCAL AGENCY AGREEMENT dated as of [ ], between the Republic of Peru ("Peru") and [ ] (the "Bank") as fiscal agent, principal paying agent, transfer agent and registrar.

                              W I T N E S S E T H:

                  WHEREAS, Peru has filed with the Securities and Exchange
Commission (the "Commission") a registration statement No. [ ] under
Schedule B to the Securities Act of 1933, as amended, providing for the issuance from time to time thereunder of debt securities ("Securities"), warrants
("Warrants") and units ("Units"), in an aggregate amount of up to [ ];

                  WHEREAS, it is the intention of the parties hereto that this Agreement shall specify the terms and conditions under which Securities in the form of Bonds (as defined herein) shall be issued; and in the event Peru determines to issue Warrants, Units or Securities other than in the form of Bonds, the Fiscal Agent and Peru may amend this Agreement to give effect thereto, to provide for the form and provisions of such Warrants, Units or Securities other than in the form of Bonds or may enter into a separate agreement, as mutually agreed at such time;

                  WHEREAS, it is also the intention that each issuance of Bonds
(and other Securities as may be issued and authenticated hereunder) shall be treated as a separate series of Securities (each, a "Series"), and all of the provisions hereof shall apply with the same force and effect to each such separate Series;

                  WHEREAS, all things have been, and will be, done as necessary to make the Securities, when executed and delivered by Peru and authenticated and delivered as provided in this Agreement, the valid, binding and legal obligations of Peru, and to constitute hereby a valid Agreement according to its terms.

                  NOW, THEREFORE:

                  In consideration of the premises and the purchases of Securities by the holders thereof, Peru and the Fiscal Agent mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of Securities as follows:

                                    ARTICLE I

                                     GENERAL

SECTION 1.1. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Agreement and of any supplemental agreement hereto shall have the respective meanings specified in this Section 1.1. The words "herein,"
"hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

                  "Additional Amounts" shall have the meaning set forth in
Section 6 of the Terms.

                  "Agreement" means this instrument as amended or supplemented from time to time as herein provided.

                  "Authorized Official" means a duly authorized representative of the Minister of Economy and Finance of Peru.

                  "Authorized Signatory" means a senior official of the Ministry of Economy and Finance of Peru.

                  "Bond" or "Bonds" means any Securities consisting of bonds, notes, debentures and/or other evidences of indebtedness of Peru authenticated and delivered under this Agreement.

                  "Bondholder" means the registered holder of Bonds of one or more Series acting separately with respect to each such Series of Bonds.

                  "Business Day" means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York and Lima, Peru.

                  "Closing Date" with respect to any Bonds means the date on which such Bonds will be issued.

                  "Custodian" means the Person selected with the consent of Peru to act as custodian of Bonds of any Series for the Depository pursuant to a custody agreement or any similar successor agreement.

                  "Depository" means, with respect to the Bonds issued in the form of a Global Bond, DTC or such other Person as shall be designated as Depository by Peru unless a successor Depository shall have been appointed pursuant to the applicable provision of this Agreement, and thereafter
"Depository" shall mean or include each Person who is then a Depository hereunder.

                  "DTC" means The Depository Trust Company of The City of New
York, a New York corporation.

                  "Event of Default" means any event or condition specified as such in Section 4 of the Terms unless otherwise specified by Peru and the Fiscal
Agent in an amendment hereto entered into in connection with an issuance of Bonds or other Securities.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                  "External Indebtedness" shall have the meaning set forth in
Section 3(c)(i) of the Terms.

                  "Officer's Certificate" means, as the context requires, a certificate signed by the appropriate Authorized Official or Officials in the case of Peru.

                  "Person" means an individual, a corporation, a partnership, a joint venture, a firm, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or department or instrumentality thereof.

                  "Public External Indebtedness" shall have the meaning set forth in Section 3(c)(ii) of the Terms.

                  "Securities Act" means the United States Securities Act of
1933, as amended.

                  "Terms" shall have the meaning set forth in Section 3(b).

                  "Underwriters" means those Underwriters named from time to time in an Underwriting Agreement among Peru and the Underwriters named therein relating to an issuance of Bonds.

SECTION 1.2. New York City Time. All times referred to in this Agreement or the
Bonds are local time in The City of New York, United States of America, except as may otherwise be specified.

                                   ARTICLE II

                                     AGENTS

SECTION 2.1. Appointment of Agents. (a) Peru hereby appoints the Bank, acting through its office at [ ], as the fiscal agent in respect of the Bonds upon the terms and subject to the conditions set forth herein and in the Terms and the Bank hereby accepts such appointment. The Bank, as well as any successor or successors as such fiscal agent qualified and appointed in accordance with
Section 6.2 hereof, is herein called the "Fiscal Agent." The Fiscal Agent shall have the powers and authority granted to and conferred upon it herein and in the Terms, and such further powers and authority, acceptable to it, to act on behalf of Peru as Peru may hereafter grant to or confer upon it. The Fiscal Agent shall keep a copy of this Agreement available for inspection during normal business hours at its office in The City of New York.

                  (b) Peru hereby appoints the Bank, acting through its office at [ ], as registrar in respect of the Bonds, upon the terms and subject to the conditions set forth herein and in the Terms and the Bank hereby accepts such appointment. The Bank, as well as any successor or successors as such registrar qualified and appointed in accordance with Section 6.2 hereof, is herein called the "Registrar." The Registrar shall have the powers and authority granted to and conferred upon it herein and in the Terms, and such further powers and authority, acceptable to it, to act on behalf of Peru as Peru may hereafter grant to or confer upon it.

                  (c) Peru hereby appoints the Bank, acting through its office at [ ], as principal paying agent and transfer agent in respect of the Bonds upon the terms and subject to the conditions set forth herein and in the Terms and the Bank hereby accepts such appointment. The Bank, as well as any successor or successors as such principal paying agent qualified and appointed in accordance with Section 6.2 hereof, is herein called the "Paying Agent." The
Paying Agent shall have the powers and authority granted to and conferred upon it herein and in the Terms, and such further powers and authority, acceptable to it, to act on behalf of Peru as Peru may hereafter grant to or confer upon it.
The Paying Agent, the Fiscal Agent and the Registrar are sometimes herein referred to severally as an "Agent" and, collectively, as the "Agents." The other paying agents and transfer agents appointed from time to time by Peru as provided herein and in the Terms are referred to respectively as "paying agents" and "transfer agents." Peru has initially appointed [ ] (the "Luxembourg Paying
Agent"), as an additional paying agent and transfer agent for the Bonds and the Fiscal Agent hereby confirms that the Luxembourg Paying Agent accepts such appointment.

                                  ARTICLE III

                ISSUE, EXECUTION, FORM AND REGISTRATION OF BONDS

SECTION 3.1. Bonds Issuable in Series. (a) Peru may issue Bonds in one or more separate Series from time to time. The aggregate principal amount of the Bonds of all Series (and other Securities) which may be authenticated and delivered under this Agreement from and after the date hereof and which may be outstanding at any time is not limited by this Agreement. The terms of each Series of Bonds delivered to the Fiscal Agent for authentication on original issuance pursuant to Section 3.2 of this Agreement shall from time to time be established by Peru in a certificate (the "Authorization") substantially in the form set forth in Exhibit D hereto and executed on behalf of Peru, which shall set forth the following (as applicable):

(i)      designation: the specific designation of the Bonds of such Series
         (which shall distinguish the Bonds from all other Series);

(ii) aggregate principal amount: any limit on the aggregate principal amount of the Series of Bonds which may be authenticated and delivered under this Agreement (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other
         Bonds of such Series pursuant to the provisions of this Agreement or of the Bonds of such Series);

(iii) price: the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Bonds of such Series will be issued;

(iv) interest rates, etc.: the rate or rates (which may be fixed or floating) per annum at which the Bonds of such Series shall bear interest, if any, or the manner in which such rate or rates will be determined (including any provisions for the increase or decrease of such rate or rates upon the occurrence of specified events), the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders of the Bonds of such Series to whom interest is payable;

(v) payment dates, etc.: the date or dates on which the principal and premium, if any, of the Bonds of such Series is payable;

(vi) index features, etc.: the manner in which the amount of payments of principal, premium, if any, or any interest on such Bonds is to be determined and if such determination is to be made with reference to any index, formula or other method;

(vii) place of payment, etc.: the place or places where, and the manner in which the principal of, and premium, if any, and any interest on the Bonds of such Series are payable;

(viii) form of bonds: the form of Bonds of such Series (global or certificated and registered or bearer) and in the case of a global bond (each a "Global Security"), the Depositary for such Global Security;

(ix) guarantee: the guarantor, if any, of Bonds of such Series and the terms and conditions of such guarantee, including whether such guarantee is a partial or full guarantee;

(x) sinking fund, etc.: the obligation, if any, of Peru to redeem, purchase or repay Bonds of such Series pursuant to any sinking fund or analogous provisions and the price or prices at which, the period or periods within which, and the terms and conditions upon which Bonds shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(xi) optional redemption features: the price or prices at which, the period or periods within which and the terms and conditions upon which Bonds of such Series may be redeemed, in whole or in part, at the option of Peru or otherwise;

(xii) repayment features: any provisions that entitle holders of the Bonds of such Series to early repayment of all or a portion of such Bonds at their option;

(xiii) currency: the currency or currencies in which the Bonds of such Series are denominated and in which Peru will make payments;

(xiv) governing law: the law of the jurisdiction governing the Bonds of such Series;

(xv) denominations: the authorized denominations of the Bonds of such Series;

(xvi) covenants and events of default: any covenants or agreements of Peru and events which give rise to the right of a holder of a Bond of such Series to accelerate the maturity of such Bond other than such covenants, agreements or events specified herein;

(xvii) conversion or exchange features: any terms and conditions upon which the holders of the Bonds of such Series shall be able to exchange or convert such Bonds;

(xviii) listing: the stock exchanges, if any, on which the Bonds of such Series will be listed; and

(xix)    other terms: any other terms of the Bonds of such Series.

                  The Authorization shall be delivered to the Fiscal Agent and copies thereof shall be held on file and made available for inspection at the corporate trust office of the Fiscal Agent in The City of New York, and at the offices of any paying agents for the Bonds of the Series to which the Authorization relates.

                  The Bonds of a Series may be issuable pursuant to Warrants (if so provided in the Terms of such Bonds) and the Fiscal Agent may act as Warrant
Agent or in any similar capacity in connection therewith. In the event that the Fiscal Agent is to act as Warrant Agent in connection with an issue of Warrants, Peru and the Fiscal Agent agree to amend this Agreement in order to provide for the issuance of such Warrants or to enter into a separate Warrant Agreement, as mutually agreed at such time.

                  (b) All Bonds authenticated hereunder shall have the terms and conditions set forth in the Terms and Conditions of the Bonds (the "Terms") substantially as set forth in Exhibit C hereto with such interest rate, maturity date and other terms and conditions as are in addition to, or in substitution for, the provisions of the Terms as shall be specified in writing to the Fiscal
Agent by delivery of the Authorization. The definitive form of Bonds issued hereunder shall be prepared by or on behalf of Peru and submitted to the Fiscal
Agent in connection with the consummation of an issuance of Bonds on each Closing Date and the terms thereof shall control in the event of any inconsistency with the terms of this Agreement or form of Bonds attached hereto.

SECTION 3.2. Execution and Authentication. (a) Upon the execution and delivery of this Agreement, or from time to time thereafter, Bonds in an aggregate principal amount not in excess of the aggregate principal amount specified in the Bonds of such Series in accordance with the Authorization thereof may be executed by Peru and delivered to the Fiscal Agent for authentication. The
Fiscal Agent shall manually authenticate and deliver the Bonds to, or upon the written order of, Peru, without any further action by Peru. Any Bond that is required to be authenticated by the Fiscal Agent pursuant to this Section 3.2 may be authenticated by a duly appointed signatory of the Fiscal Agent. The
Fiscal Agent shall at all times act as the sole authenticating agent for the authentication of the Bonds. No Bond will be entitled to any benefit under this Agreement or be valid for any purpose, unless it has been authenticated as provided in this Agreement and there appears on such Bond a certificate of authentication executed by the Fiscal Agent by manual signature, and such certificate upon any Bond will be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder and is entitled to the benefit of this Agreement.

                  (b) The Bonds must be executed on behalf of Peru by an Authorized Official. Such signature may be the manual or facsimile signature of the present or any future such Authorized Official. If any Authorized Official of Peru ceases to be such Authorized Official before the Bond so signed is authenticated and delivered by the Fiscal Agent or disposed of by Peru, such Bond nevertheless may be authenticated and delivered or disposed of as though the person who signed such Bond has not ceased to be such Authorized Official of Peru; and any Bond may be signed on behalf of Peru by such person as, at the actual date of the execution of such Bond, is the proper Authorized Official of Peru, even though at the date of the execution and delivery of this Agreement such person is not such an Authorized Official. From time to time Peru will furnish the Agents with a certificate as to the incumbency and specimen signatures of persons who are then Authorized Officials. Until the Agents receive a subsequent certificate from Peru, the Agents will be entitled to rely on the last such certificate delivered to them for purposes of determining the Authorized Officials.

SECTION 3.3. Form, Denomination and Date of Bonds. (a) Unless otherwise provided in the applicable Authorization, the Bonds will be issued only in fully registered form, without interest coupons, substantially in the form of Exhibit
A hereto (the "Global Bonds") or Exhibit B hereto (the "Definitive Bonds"). As set forth in Sections 3.3(i) and (j), Definitive Bonds may be issued in exchange for beneficial interests in the Global Bond or Global Bonds. The authorized denominations of the Bonds of a Series shall be as provided in the Terms. The
Bonds of a Series shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of Peru executing the same may determine with the approval of the Fiscal Agent.

                  (b) Any of the Bonds of a Series may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such marks of identification, endorsement, legend or legends not inconsistent with the provisions of this Agreement or the Authorization of such Series as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Bonds are admitted to trading, or to conform to general usage. All Bonds of a particular Series shall otherwise be substantially identical except as to denomination and as otherwise provided herein or in the Authorization of such Series.

                  (c) Each Bond shall be dated the date of its authentication by the Fiscal Agent.

                  (d) The Global Bond will be deposited by the Fiscal Agent with the Depository or on behalf of the Depository with the Custodian, in either case in the name of a participant in the Depository.

                  (e) The Depository for the Global Bond will credit on its book entry registration and transfer system the respective principal amounts of the Bonds represented by such Global Bond to the accounts of Persons that have accounts with such Depository ("Participants"). The accounts to be credited shall be designated by the Underwriters with respect to such Global Bond.
Ownership of beneficial interests in a Global Bond will be limited to Participants or Persons that may hold interests through Participants. Ownership of beneficial interests in a Global Bond will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to interests of Participants) and records of Participants (with respect to interests of Persons who hold through Participants). Owners of beneficial interests in a Global Bond (other than Participants) will not receive written confirmation from the applicable
Depository of their purchase. Each beneficial owner is expected to receive written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Depository (if such beneficial owner is a Participant) or from the Participant through which such beneficial owner entered into the transaction (if such beneficial owner is not a Participant). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interests in the Global
Bond.

                  (f) So long as the Depository for the Global Bond, or its nominee, is the registered owner of such Global Bond, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Bonds represented by such Global Bond for all purposes under this Agreement.
Except as specified below or in the Terms specific to the Bonds of a Series, owners of beneficial interests in a Global Bond will not be entitled to have any of the individual Bonds represented by such Global Bond registered in their names, and will not receive or be entitled to receive physical delivery of any such Bonds in definitive form and will not be considered the owners or holders thereof under such Bonds or this Agreement. Accordingly, each Person owning a beneficial interest in a Global Bond must rely on the procedures of the Depository for such Global Bond and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a holder under the Bonds or this Agreement. Peru understands that under existing industry practices, if Peru requests any action of holders, or an owner of a beneficial interest in such Global Bond desires to take any action which a holder is entitled to take under this Agreement, the Depository for such Global Bond would authorize the Participants holding the relevant interests to take such action, and such Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners holding through them.

                  (g) Payments of principal of and any premium and any interest on Bonds registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the holder of the Global
Bond representing such Bonds. Peru expects that the Depository for a series of Global Bonds or its nominee, upon receipt of any payment of principal, premium or interest in respect of a Global Bond will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Bond as shown on the records of such Depository. Peru also expects that payments by Participants to owners of beneficial interests in such Global Bond held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants.
None of Peru, any paying agent or the Fiscal Agent, in its capacity as registrar for such Bonds, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Bond or for maintaining, supervising or reviewing any records relating to such beneficial interests.

                  (h) A Global Bond may be deposited with such other Depository as Peru may from time to time designate, and shall bear such legends as may be appropriate. Any Depository designated pursuant to this Section 3.3 must, at the time of its designation and at all times while it serves as Depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

                  (i) If at any time Peru notifies the Depository that it will no longer be the Depository for the Bonds, or if the Depository notifies Peru that it is unwilling, unable or no longer qualified to continue acting as the Depositary to the Bonds, or that it has ceased to be a clearing agency registered under the Exchange Act at a time when it is required to be so registered, and Peru does not appoint a successor Depository within 90 days, Peru's election pursuant to this Section 3.3 that such Bonds be represented by one or more Global Bonds shall no longer be effective and Peru will execute, and the Fiscal Agent, upon receipt of an Officer's Certificate of Peru for the authentication and delivery of Definitive Bonds, and upon receipt of an adequate supply of Definitive Bonds, will authenticate and deliver, without charge, Definitive Bonds in authorized denominations in an aggregate principal amount equal to the principal amount of such Global Bonds in exchange for such Global
Bonds.

                  (j) Peru, at any time and at its sole discretion, may determine to terminate the book-entry system through the Depository and make
Definitive Bonds available to Bondholders or their nominees. In either such event, Peru hereby agrees to execute and the Fiscal Agent, upon receipt from Peru of an adequate supply of Definitive Bonds, will authenticate and deliver, in exchange for such Global Bond, Definitive Bonds (and if the Fiscal Agent has in its possession Definitive Bonds previously executed by Peru, the Fiscal Agent will authenticate and deliver such Bonds), in authorized denominations, in an aggregate principal amount equal to the principal amount of such Global Bond.

                  (k) Upon the exchange of the Global Bond or Global Bonds for Definitive Bonds, the Global Bond or Global Bonds shall be canceled by the Fiscal Agent as set forth in Section 3.5(c).

                  (l) Definitive Bonds will only be issued in exchange for interests in a Global Bond pursuant to Sections 3.3(i) and (j) hereof.

SECTION 3.4. Registration, Transfer and Exchange of Bonds. (a) The Registrar shall maintain at its corporate trust office in the City of New York a register of Bonds (the "Register") for the registration of Bonds and the transfers and exchanges thereof. The Register will show the amount of the Bonds, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identifying numbers and addresses of the registered holders of the Bonds. The Register shall also include customary notations, including, without limitation, whether particular Bonds have been paid or canceled, and, in the case of mutilated, destroyed, lost or stolen Bonds, whether such Bonds have been replaced. In the case of the replacement of any of the Bonds, the Register will include notations of the Bond so replaced, and the Bond issued in replacement thereof. In the case of the cancellation of any of the Bonds, the Register will include notations of the Bond so canceled and the date on which such Bond was canceled. The Registrar shall at all reasonable times during office hours make the Register available to Peru or any person authorized by Peru in writing for inspection and for the taking of copies thereof or extracts therefrom, and at the expense of Peru, the Registrar shall deliver to such persons, lists of holders of Bonds and their addresses and, in the case of Peru or a person authorized by Peru only, their holdings of Bonds, in each case as they may request. The Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

                  (b) The holder of any Definitive Bond may transfer the same in whole or in part (in an amount equal to the authorized denomination or any integral multiple thereof) by surrendering such Bond at the office of the Fiscal
Agent in The City of New York or at the office of any paying agent, together with an executed instrument of assignment and transfer substantially in the form of Exhibit E to this Agreement. In exchange for any Definitive Bond properly presented for transfer, the Fiscal Agent shall, within three Business Days of such request if made at the office of the Fiscal Agent in The City of New York or within ten Business Days if made at the office of a paying agent (other than the Fiscal Agent), authenticate and deliver at the relevant office to the transferee or send by first class mail (at the risk of the transferee) to such address as the transferee may request, a Definitive Bond or Bonds, as the case may require, for like aggregate principal amount and of such authorized denomination or denominations as may be requested. The presentation for transfer of any Definitive Bond shall not be valid unless made at the office of the Fiscal Agent in The City of New York or at the office of a paying agent by the registered holder in person, or by a duly authorized attorney-in-fact. Peru shall ensure that the Fiscal Agent shall be provided with an adequate supply of Definitive Bonds for authentication and delivery pursuant to the terms of this
Section 3.4.

                  (c) At the option of the holder, a Definitive Bond or Bonds may at any time be presented for exchange into an equal aggregate principal amount of Definitive Bonds in different authorized denominations, but only at the office of the Fiscal Agent in The City of New York or at the office of a paying agent (other than the Fiscal Agent) together with a written request for the exchange. Subject to this Section 3.4 whenever one or more Definitive Bonds shall be surrendered for exchange for a Definitive Bond or Bonds, the Fiscal
Agent shall authenticate and deliver within three Business Days if such request is made at the office of the Fiscal Agent in The City of New York, or within ten
Business Days if such request is made at the office of a paying agent, a Definitive Bond or Bonds for a like aggregate principal amount and of such authorized denomination or denominations as may be requested. Peru shall ensure that the Fiscal Agent shall be provided with an adequate supply of Definitive
Bonds for authentication and delivery pursuant to the terms of this Section 3.4.

                  (d) All new Bonds authenticated by the Fiscal Agent and delivered by the Fiscal Agent or any transfer agent upon registration of transfer or in exchange for Bonds of other denominations shall be so dated that neither gain nor loss of interest shall result from such registration of transfer or exchange.

                  (e) All Bonds surrendered for registration of transfer or exchange shall be delivered to the Registrar. The Registrar shall cancel and destroy all such Bonds surrendered for registration of transfer or exchange and shall promptly deliver a certificate of destruction, stating the serial numbers, U.S. dollar value (or equivalent value in the currency or currencies in which the Bonds of such series are denominated) and total number of all Bonds destroyed hereunder, to Peru.

                  (f) Transfer, registration and exchange of any Bond or Bonds will be permitted and executed as provided in the Terms and this Section 3.4, and the costs and expenses of effecting any exchange or registration of transfer will be borne as provided in the Terms, subject to such reasonable regulations as Peru, the Registrar and the transfer agents may prescribe.

SECTION 3.5. Mutilated, Defaced, Destroyed, Stolen and Lost Bonds; Cancellation and Destruction of Bonds. (a) Peru shall execute and deliver to the Fiscal Agent
Bonds in such amounts and at such times as to enable the Fiscal Agent to fulfill its responsibilities under this Agreement and the Bonds.

                  (b) The Fiscal Agent is hereby authorized, in accordance with
Section 7 of the Terms, to authenticate and deliver or cause to be authenticated and delivered from time to time Bonds in exchange for or in lieu of Bonds that have become mutilated or defaced, or destroyed, lost or stolen. Each Bond authenticated and delivered in exchange for or in lieu of any such Bond will carry all the rights to principal and interest that were carried by such Bond before such mutilation or defacement, or destruction, loss or theft.

                  (c) In the case of a mutilated, defaced, destroyed, lost or stolen Bond, indemnity satisfactory to the Fiscal Agent and Peru will be required of the owner of such Bond before a replacement Bond will be issued. All expenses (including the reasonable legal fees and expenses of Peru and the Fiscal Agent) associated with obtaining such indemnity and in issuing the new
Bond will be borne by the owner of the mutilated, defaced, destroyed, lost or stolen Bond.

                  (d) In the case of the replacement of any of the Bonds, the Fiscal Agent will keep a record of the Bonds so replaced, and the Bonds issued in replacement thereof. In the case of the cancellation of any of the Bonds
(including upon repayment), the Fiscal Agent will keep a record of the Bonds so canceled and the date on which such Bonds were canceled.

                  (e) All Bonds issued upon any transfer or exchange of Bonds shall be valid obligations of the Republic, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Bonds surrendered upon such transfer or exchange.

                                   ARTICLE IV

                                    PAYMENTS

SECTION 4.1. Payments. (a) In order to provide for the payment of the principal of and interest on the Bonds (including Additional Amounts pursuant to Section 6 of the Terms) of any Series as such principal or interest will become due and payable pursuant to the Terms, Peru hereby agrees to pay to the Fiscal Agent, by 10:00 A.M., New York City time, on the Business Day prior to each Payment Date and the Maturity Date (as defined in the Terms) (or the date on which the principal of and interest on the Bonds becomes due as a result of the acceleration of the Bonds pursuant to Section 4 of the Terms), an amount in immediately available funds in U.S. dollars that (together with any amounts then held by the Fiscal Agent and available for that purpose) must be sufficient to pay the entire amount of interest on the Bonds due on such Payment Date
(including any Additional Amounts) or principal of and interest on the Bonds due on the Maturity Date, as the case may be, in U.S. dollars on such date with respect to all the Bonds (or all or any portion thereof accelerated pursuant to Section 4 of the Terms).

                  Peru shall confirm to the Fiscal Agent by telex not later than 12:00 noon, New York City time, two Business Days before the day payment is due to be made to the Fiscal Agent that it has issued irrevocable payment instructions for the transfer of the relevant sum due to the account of the Fiscal Agent, and Peru hereby authorizes and directs the Fiscal Agent from such funds to make, or cause to be made, payment of the principal of, and any interest on, as the case may be, the Bonds as set forth in this Agreement and in the Terms. The Fiscal Agent shall make amounts received by it available to the Paying Agent and the Fiscal Agent and the Paying Agent shall hold such funds in trust, for the benefit of the persons entitled thereto, and apply them to the payment of the amount then due in respect of the Bonds (including any Additional
Amounts) on such Payment Date or Maturity Date, as the case may be. Neither the Paying Agent nor any other paying agent shall be required to use its own funds in making any payment on the Bonds. All sums payable hereunder shall be paid to such account of the Fiscal Agent and with such bank located in The City of New
York. Payments to holders of Bonds must be made by the Paying Agent in accordance with Section 2 of the Terms.

                  (b) At least 10 days prior to the date of payment of the principal of or interest on the Bonds of a Series, if at such time such payment will be subject to deduction or withholding for or on account of any tax, assessment or other governmental charge, Peru shall furnish the Fiscal Agent, the Paying Agent and each other paying agent with a certificate of an Authorized
Signatory of Peru instructing the Fiscal Agent, the Paying Agent and each other paying agent whether such payment will be made without deduction or withholding for or on account of any tax, assessment or other governmental charge. In the absence of any such certificate the Fiscal Agent may assume that no such deduction or withholding will be required. If any such deduction or withholding will be required, then such certificate must specify, by country, the amount, if any, required to be withheld on such payment to holders of such Bonds and that Peru will pay or cause to be paid to the Fiscal Agent (or, if applicable, directly to the Payment Agent or another paying agent or agents) Additional
Amounts, if any, required by the Terms to be paid. Peru agrees to indemnify the Fiscal Agent, the Paying Agent and each other paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any certificate furnished pursuant hereto.

                  (c) Anything in this Section 4.1 to the contrary notwithstanding, Peru may at any time, for the purpose of obtaining a satisfaction and discharge of this Agreement or for any other reason, pay or cause to be paid to the Fiscal Agent all sums held in trust by Peru or any paying agent hereunder, as required by this Section 4.1, such sums to be held by the Fiscal Agent upon the trusts herein contained.

SECTION 4.2. Cancellation. All Bonds delivered to the Fiscal Agent (or any other
Agent appointed by Peru pursuant to Section 2 hereof) for payment or registration of transfer or exchange as provided herein or in the Bonds shall be marked "canceled" and, in the case of any other such Agent, forwarded to the Fiscal Agent. All canceled Bonds shall be destroyed by the Fiscal Agent or such other person as may be jointly designated by Peru and the Fiscal Agent, which shall thereupon furnish certificates of such destruction, stating the serial numbers, U.S. dollar value and total number of all Bonds destroyed hereunder, to Peru.

                                   ARTICLE V

                                EVENTS OF DEFAULT

SECTION 5.1. Notice of Event of Default; Acceleration. (a) Each of the following events will constitute an "Event of Default" with respect to any Series of
Bonds:

     (i) if Peru fails to pay interest or principal on the Bonds of that Series when due and such failure continues for a period of 30 days; or

     (ii) if Peru does not perform any other obligation under any Bond of that Series and such failure is incapable of remedy or is not remedied within 60 days after written notice has been given to Peru by the Fiscal Agent; or

     (iii) if Peru fails to make any payment in respect of:

          (A)  External Indebtedness outstanding as of February 21, 2002; or

          (B)  Public External Indebtedness;

               in an aggregate principal amount in excess of U.S.$25,000,000 (or its equivalent in any other currency) when due, and such failure continues beyond the applicable grace period; or

     (iv) if any event or condition occurs that results in the acceleration of the maturity of:

          (A)  External Indebtedness outstanding as of February 21, 2002; or

          (B)  Public External Indebtedness;

               in an aggregate principal amount in excess of U.S.$25,000,000 (or its equivalent in any other currency); or

     (v) if Peru declares a general suspension on or moratorium with respect to the payment of principal or interest on all or a portion of its External
Indebtedness; or

     (vi) if (A) Peru contests the validity of, or its obligations under, any Bond of that Series or, to the extent adversely affecting such Bonds, this Agreement, (B) Peru denies any of its obligations under any Bond of that Series or, to the extent adversely affecting such Bonds, this Agreement, or (C) any constitutional provision, treaty, law, regulation, decree, or other official pronouncement of Peru, or any final decision by any court in Peru having jurisdiction, renders it unlawful for Peru to pay any amount due on any Bonds of that Series or to perform any of its obligations under any Bonds of that Series or, to the extent adversely affecting such Bonds, this Agreement; or

     (vii) if any writ, execution, attachment or similar process is levied against all or any substantial part of the assets of Peru in connection with any judgment for the payment of money exceeding U.S.$25,000,000 (or its equivalent in any other currencies), and Peru fails to satisfy or discharge such judgment, or adequately bond, contest in good faith or receive a stay of execution or continuance in respect of such judgment, within a period of 120 days; or

     (viii) if Peru fails to maintain its membership in, and its eligibility to use the general resources of, the International Monetary Fund.

     (b)  Upon the occurrence and during the continuance of an Event of Default.

          (A) in the case of any Event of Default described in clause (ii),
     (iii), (iv), (vi), (vii) or (viii), the holders of at least 25% in aggregate principal amount of all Bonds of the relevant Series (other than Bonds held by Peru) then Outstanding may by written demand given to Peru
     (with a copy to the Fiscal Agent) declare the Bonds of that Series held by it to be immediately due and payable; or

          (B) in the case of any Event of Default described in clauses (i) or
     (v), each holder of Bonds of that Series may by written demand given to Peru (with a copy to the Fiscal Agent) declare the Bonds of that Series held by it to be immediately due and payable;

and upon such declaration the principal amount of Bonds of that Series and the accrued interest on such Bonds will become immediately due and payable upon the date that such written notice is received at the office of the Fiscal Agent, unless prior to such date all Events of Default in respect of all Bonds of such Series have been cured. The right to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. Holders of Bonds of such Series holding in the aggregate at least 66 2/3% in principal amount of the then Outstanding Bonds of that Series may waive any existing defaults, and rescind or annul any notice of acceleration, on behalf of all Bondholders, if (i) following the declaration of such Bonds due and payable immediately, Peru has deposited with the Fiscal Agent an amount sufficient to pay all overdue installments of principal, interest and Additional Amounts in respect of such Bonds as well as the reasonable fees and compensation of the Fiscal Agent; and (ii) all other Events of Default have been remedied. In the event of a declaration of acceleration because of an Event of Default set forth in clause (iii) or (iv) above, such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such Event of Default pursuant to such clause (iii) or (iv) shall be remedied, cured or waived by the holders of the relevant indebtedness, within 60 days after such event.

                  (c) Upon the occurrence of an Event of Default under Section
5.1(a), Peru shall give written notice promptly after becoming aware thereof to the holder of each Bond (with a copy to the Fiscal Agent). Within 15 days after becoming aware of the occurrence of an event which with the giving of notice or lapse of time or both would, unless remedied, cured or waived, become an Event of Default under clause (iii) or (iv) of Section 5.1(a), Peru shall give written notice thereof to the holder of each Bond (with a copy to the Fiscal Agent). Any notice required to be given pursuant to this Section 5.1(c) to each holder of a Bond may be given by Peru directly to the Fiscal Agent, provided that Peru will cause the Fiscal Agent promptly to give notice of each Event of Default specified in such notice to the holders of Bonds.

SECTION 5.2. Delivery of Information; Purchase of Bonds by Peru. (a) So long as any Bonds are Outstanding, Peru shall provide the Fiscal Agent: (i) within 90 days after the last day of each calendar year and, in addition, within 15 days of any request by the Fiscal Agent, a certificate of an Authorized Signatory, or such other official of Peru as may be appropriate, stating to such official's knowledge, as of a date which shall not be more than five days before the date of the certificate, whether an Event of Default or an event that, with the giving of notice or lapse of time or both, would become such an Event of Default with respect to the Bonds, exists on the date of such certificate and, if such an Event of Default or an event that, with the giving of notice or lapse of time or both, would become such an Event of Default exists, setting forth the details thereof and the action which Peru is taking or proposes to take with respect thereto; and (ii) upon any official of Peru becoming aware of the existence of an Event of Default with respect to one or more Series of Bonds, or the occurrence of any event that, with the giving of notice or lapse of time or both, would become such an Event of Default, a certificate of an Authorized
Official, setting forth the details thereof and the action that Peru is taking or proposes to take with respect thereto.

                  (b) Peru may at any time purchase or acquire any of the Bonds in any manner and at any price in the open market or in privately negotiated transactions. All Bonds which are purchased or acquired by or on behalf of Peru may, at its discretion, be held, resold or surrendered to the Fiscal Agent for cancellation, but any Bond so purchased by Peru may not be re-issued or resold except in compliance with the Securities Act and other applicable law.

                                   ARTICLE VI

                              CONCERNING THE AGENTS

SECTION 6.1. Agents. Each of the Agents and Peru accepts, and the rights of the holders from time to time of any Series of Bonds will be subject to, the obligations set forth in this Agreement and in the Terms, including without limitation:

                  (a) Each of the Agents is entitled to the compensation to be agreed upon with Peru for all services rendered by it, and Peru shall promptly pay such compensation and shall reimburse each of the Agents for reasonable and documented out-of-pocket expenses incurred by it in connection with the services rendered by it under this Agreement. Peru shall also indemnify each of the Agents and each other paying agent and transfer agent for, and shall hold them harmless against, any loss, liability, cost, claim, action, demand or expense
(including the reasonable costs and expenses of defending against any claim of liability) incurred without gross negligence, bad faith or willful misconduct on their part arising out of or in connection with their acting as such Agent or a paying agent or transfer agent hereunder, as the case may be, or performing any other duties pursuant to the terms and conditions hereof or of the Bonds of any Series. The obligations of Peru under this subsection (a) survive the payment of the Bonds of any Series and the resignation or removal of such Agent, paying agent or transfer agent, as the case may be, and the termination of this Agreement.

                  Peru shall indemnify the Agents and other paying agents and transfer agents promptly upon receipt by Peru of a demand therefore supported by reasonable evidence of such loss, liability, cost, claim, action, demand or expense. Each of the Agents, paying agent and transfer agent shall indemnify and hold harmless Peru against all losses, liabilities, costs, claims, actions, demands or expenses (including the costs and expenses of defending against any claim or liability) arising out of or relating to the gross negligence, bad faith or willful misconduct of such Agent, paying agent or transfer agent, as the case may be, or its respective directors, officers, employees or agents. In no case shall an indemnifying party be liable under this indemnity with respect to any claim against an indemnified party unless such indemnifying party shall have been given notice by the indemnified party, as provided in Section 8.4 hereof, of the written assertion of a claim against such indemnified party or of any other action commenced against such indemnified party, promptly after such indemnified party shall have received any such written assertion or notice of commencement of action. An indemnified party shall not settle any claim for which it may be entitled to indemnity hereunder without the prior written consent of the indemnifying party, and such consent shall not be unreasonably withheld.

                  (b) In acting under this Agreement and in connection with the Bonds of any Series, each of the Agents and each other paying agent and transfer agent is acting solely as agent of Peru and does not assume any responsibility for the correction of the recitals in the Bonds of any Series (except for the correctness of the statement in the certificate of authentication thereon) or any obligation towards or relationship of agency or trust for or with any of the owners or holders of the Bonds of any Series except that all funds held by such Agent or any paying agent for the payment of the principal of, interest on and any Additional Amounts in respect of a Series of Bonds will, subject to subsection (f) below, be held in trust by such Agent or such paying agent, as the case may be, and applied as set forth herein and in the Terms. All money paid to the Fiscal Agent or the Paying Agent under Section 4.1(a) of this Agreement shall be held by it in a segregated account separate from the other assets of the Fiscal Agent or the Paying Agent, as the case may be, and held on a fiduciary basis for the benefit of the registered holders of Bonds of a Series to be applied by the Paying Agent to payments due on such Bonds at the time and in the manner provided for in this Agreement and the Terms.

                  (c) Each of the Agents and each other paying agent and transfer agent may consult with counsel (who shall be licensed to practice law in the State of New York, provided that such counsel may rely, as to any matters of Peruvian law, on the opinion of Peruvian counsel satisfactory to such counsel and such Agent), and any reasonable advice or written opinion of such counsel shall constitute full and complete authorization and protection, and no liability will be incurred by it, in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion.

                  (d) Each of the Agents and each other paying agent and transfer agent will be protected and will incur no liability for or in respect of any action reasonably taken or omitted to be taken or thing suffered by it in reliance upon any Bond of any Series, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it in good faith to be genuine and to have been presented or signed by the proper party or parties.

                  (e) Each of the Agents and each other paying agent and transfer agent, and each of their officers, directors and employees, in its individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Bonds or other obligations of Peru with the same rights that it would have had if it were not such Agent or such other paying agent or transfer agent or an officer, director or employee thereof, as the case may be, and may engage or be interested in any financial or other transaction with Peru and may act on, or as depository, trustee or agent for, any committee or body of holders of Bonds of any Series or other obligations of Peru, as freely as if it were not such Agent or such other paying agent or transfer agent or an officer, director or employee thereof, as the case may be.

                  (f) All moneys paid by or on behalf of Peru to the Paying
Agent or any other paying agent for the payment of any amount due under a Bond of any Series that remain unclaimed at the end of two years after such amount has become due and payable will be repaid to Peru unless otherwise required by applicable law, and the holders of such Bonds will thereafter look only to Peru for any payment to which such holders may be entitled. Upon such repayment, all liability of the Paying Agent and any other paying agent with respect thereto will cease, without, however, limiting in any way the obligation of Peru in respect of the amount so repaid.

                  (g) Any recitals contained in this Agreement and in the Terms
(except in the certificate of authentication of a duly authorized officer or a duly appointed signatory of the Fiscal Agent) will be taken as the statements of Peru, and the Agents and each other paying agent and transfer agent assume no responsibility for the correctness of the same. None of the Agents nor any other paying agent or transfer agent makes any representation as to the validity or sufficiency of this Agreement or the Terms. None of the Agents nor any other paying agent or transfer agent is accountable for the use or application by Peru of the proceeds of any Bonds authenticated and delivered by or on behalf of the Fiscal Agent in conformity with the provisions of this Agreement.

                  (h) The Agents and each other paying agent and transfer agent shall perform such duties and only such duties as are specifically set forth in this Agreement and in the Terms, and no implied duties or obligations will be read into this Agreement or the Terms against the Agents or any such other paying agent or transfer agent. None of the Agents is under any obligation to take any action hereunder that may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it, and shall promptly give notice to Peru of such a decision not to take action.

                  (i) Except as otherwise specifically provided in this Agreement or in the Terms, any order, certificate, notice, request, direction or other communication from Peru made or given under any provision of this Agreement will be sufficient if signed by an Authorized Official. From time to time Peru will furnish the Agents with a certificate as to the incumbency and specimen signatures of persons who are then Authorized Officials. Until the Agents receive a subsequent certificate from Peru, the Agents and each other paying agent and transfer agent are entitled to rely on the last such certificate delivered to them for purposes of determining the Authorized
Officials.

                  (j) Except as provided in this Agreement or in the Terms, none of the Agents has any duty or responsibility in case of any default by Peru in the performance of its obligations (including, without limiting the generality of the foregoing, any duty or responsibility to accelerate all or any of the Bonds of any Series or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon Peru).

SECTION 6.2. Maintenance of Agents. (a) Peru agrees that, so long as any of the Bonds of any Series are outstanding, or until moneys for the payment of all of the principal of, interest on and any Additional Amounts in respect of all Outstanding Bonds are made available at the offices of the Paying Agent or, as to moneys remaining unclaimed, are returned to Peru as provided in Section
6.1(f), whichever occurs earlier, there will at all times be a fiscal agent in respect of the Bonds, agents for the payment of the principal of, interest on and any Additional Amounts in respect of the Bonds and a registrar for transfer and exchange of the Bonds in accordance with Sections 2 and 7 of the Terms. Peru shall keep the Agents advised of the names and locations of all paying and transfer agents; provided that, unless Peru otherwise notifies the Agents in writing, such paying and transfer agents will consist only of those set forth in
Section 2 of the Terms. The Fiscal Agent shall arrange with all such paying and transfer agents for the payment, from funds furnished by Peru to the Fiscal
Agent pursuant to this Agreement.

                  (b) Each of the Agents may at any time resign by giving written notice of its resignation to Peru specifying the date on which its resignation will become effective, subject to the conditions set forth below;
provided that such date must be at least 90 days after the receipt of such notice by Peru unless Peru agrees to accept shorter notice. Upon receiving such notice of resignation, Peru shall promptly appoint a successor to such Agent by written instrument in duplicate signed on behalf of Peru, one copy of which must be delivered to the resigning Agent and one copy to the successor Agent. Such resignation will become effective only upon the acceptance of appointment by the successor to such Agent as provided in Section 6.2(d). Peru may, at any time and for any reason upon at least 30 days' written notice to that effect (provided that no such notice shall expire less than 10 days before or 10 days after the first day of any interest period or the Maturity Date) remove any Agent and appoint a successor Agent by written instrument in duplicate signed on behalf of Peru, one copy of which must be delivered to the Agent being removed and one copy to the successor Agent. Any removal of an Agent and any appointment of a successor Agent will become effective upon acceptance of appointment by the successor to such Agent as provided in Section 6.2(d). Upon resignation or removal, such Agent will be entitled to the payment by Peru of its compensation for the services rendered under this Agreement and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

                  (c) In case at any time any of the Agents resigns, or is removed, or becomes incapable of acting, or is adjudged a bankrupt or insolvent, or files a voluntary petition in bankruptcy, or makes an assignment for the benefit of its creditors, or consents to the appointment of a receiver of all or any substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature, or any court enters an order approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or appointing a receiver of it or of all or any substantial part of its property, or if any public officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, Peru must appoint a successor to such Agent by an instrument in writing. If a successor to such Agent is appointed and such successor accepts the appointment, the Agent so superseded will cease to be such Agent hereunder. If, after 90 days, no successor to such Agent is so appointed, or if so appointed, the successor has not accepted its appointment as hereinafter provided, any holder of a Bond of any Series, on behalf of itself and all others similarly situated, or such Agent may petition any court of competent jurisdiction for the appointment of a successor to such Agent.

                  (d) Any successor Agent appointed hereunder shall execute and deliver to its predecessor and to Peru an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act, deed, or conveyance will become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as such Agent hereunder, and such predecessor, upon payment of its compensation and out-of-pocket expenses then unpaid, shall pay over to such successor Agent all moneys (including interest accrued with respect to such amounts) or other property at the time held by it under this Agreement.

                  (e) Any corporation or bank into which any Agent may be merged or converted, or with which any Agent is consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Agent is a party, or any corporation or bank to which such Agent sells or otherwise transfers all or substantially all of its assets and business, or any corporation or bank succeeding to the corporate trust business of such Agent will be the successor to such Agent hereunder, without the execution or filing of any document or any further act on the part of the parties hereto.

                                  ARTICLE VII

                                   AMENDMENTS

SECTION 7.1. Amendments and Waivers. (a) Request for Written Consents; Calling of Meeting; Notice and Quorum. Peru may at any time ask for written consents from or call a meeting of holders of the Bonds of any Series at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Bonds of that Series to be made, given or taken by holders of Bonds or to modify, amend or supplement the Terms or this Agreement as hereinafter provided.
Any such meeting shall be held at such time and at such place as Peru shall determine and as shall be specified in a notice of such a meeting that shall be furnished to the holders of the Bonds of that Series at least 30 days and not more than 60 days prior to the date fixed for the meeting. In addition, the Fiscal Agent may at any time and from time to time call a meeting of holders of the Bonds of that Series for any such purpose, to be held at such time and at such place as the Fiscal Agent shall determine, after consultation with Peru, and as shall be specified in a notice of such meeting that shall be furnished to the holders of the Bonds of that Series at least 30 days and no more than 60 days prior to the date fixed for the meeting. In case at any time the holders of at least 10% in aggregate principal amount of the Outstanding Bonds (as defined in Section 7.1(d)) shall have requested the Fiscal Agent to call a meeting of the holders of Bonds of a Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting, to be held at such time and at such place as the Fiscal Agent shall determine, after consultation with Peru, for such purposes by giving notice thereof. Such notice shall be given at least
30 days and not more than 60 days prior to the meeting. Notice of every meeting of holders of the Bonds of a Series shall set forth in general terms the action proposed to be taken at such meeting.

                  To be entitled to vote at any meeting of holders of the Bonds of a Series, a person shall be a holder of Outstanding Bonds of that Series or a person duly appointed by an instrument in writing as proxy for such a holder.
The persons entitled to vote a majority in principal amount of the Outstanding
Bonds of that Series shall constitute a quorum. In the absence of a quorum, a meeting shall be adjourned for a period of at least 20 days. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote
25% in principal amount of the Outstanding Bonds of that Series shall constitute the quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any meeting may be given only once, but must be given at least 10 and not more than 15 days prior to the meeting. At any meeting where there is a quorum present, holders of at least 66 2/3% in principal amount of the Bonds of the relevant Series represented and voting at the meeting may approve the modification or amendment of, or a waiver of compliance for, any provision of such Bonds except for specified matters requiring the consent of each bondholder as set forth above. Modifications, amendments or waivers made at such a meeting will be binding on all current and future bondholders.

                  The Fiscal Agent, after consultation with Peru, may make such reasonable and customary regulations consistent herewith as it shall deem advisable for any meeting of holders of the Bonds of any Series with respect to the proof of the appointment of proxies in respect of holders of Bonds of that Series, the record date for determining the registered owners of Bonds of that Series who are entitled to vote at such meeting (which date shall be designated by the Fiscal Agent and set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 60 days prior to such meeting; provided that nothing in this paragraph shall be construed to render ineffective any action taken by holders of the requisite principal amount of Outstanding Bonds of that Series on the date such action is taken), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

                  (b) Voting and Consents. (i) At any meeting of holders of the Bonds of any Series duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of at least 66 2/3% in aggregate principal amount of the Bonds of that Series then Outstanding represented at such meeting, or (ii) with the written consent of the holders of at least 66 2/3% in aggregate principal amount of the Bonds of that Series then Outstanding, Peru and the Fiscal Agent may modify, amend or supplement the Terms or this Agreement in any way, and the holders of such Bonds may make, take or give any request, demand, authorization, direction, notice, consent, waiver (including waiver of future compliance or past default) or other action given or taken by holders of such Bonds; provided, however, that no such action, modification, amendment or supplement, however effected, shall apply, without the written consent of the holder of each Bond of the Series affected thereby, to the Bonds of that Series owned or held by such holder with respect to the following matters: (A) change the due date for the payment of the principal of, or any installment of interest on, the Bonds of that Series; (B) reduce the principal amount of or interest on the Bonds of that Series, or the portion of such principal amount which is payable upon acceleration of the maturity of the Bonds of that Series or the interest rate thereon; (C) change the obligation of Peru to pay Additional Amounts as provided in the Terms; (D) change the currency in which payment of interest or principal in respect of the Bonds of that Series is payable; or (E) impair the right to institute suit for the enforcement of any payment in respect of the Bonds of that Series. In addition, no such action, modification, amendment or supplement may, without the written consents of all holders of Bonds of that Series, reduce the above-stated percentage of the principal amount of Outstanding Bonds of that Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of such Bonds or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given. In addition, and notwithstanding the foregoing, at any meeting of holders of Bonds of any Series duly called and held as specified above, upon the affirmative vote, in person or by proxy hereunto duly authorized in writing, of the holders of at least 66 2/3% in aggregate principal amount of the Bonds of that Series then Outstanding, or by written consent of the holders of at least
66 2/3% in aggregate principal amount of the Bonds of that Series then
Outstanding, holders of such Bonds may rescind or annul a declaration of the acceleration of the principal amount thereof. Notwithstanding the foregoing, Peru, with the agreement of the holder of any particular Bond of that Series, may amend any provision of such Bond and any such amendment shall not affect the rights and obligations of Peru or of a holder under any other Bond.

                  Peru and the Fiscal Agent may, without the vote or consent of any holder of Bonds of any Series, amend this Agreement or the Terms for the purpose of (i) adding to the covenants of Peru for the benefit of the holders of Bonds, or (ii) surrendering any right or power conferred upon Peru in respect of this Agreement or the Terms, or (iii) providing security or collateral for the Bonds of any Series, or (iv) curing any ambiguity in any provision, or curing, correcting or supplementing any defective provision contained herein or in the Bonds of any Series in a manner which does not adversely affect the interest of any holder of such Bonds, or (v) effecting any amendment of this Agreement
(including, to the extent necessary, to provide for the issuance and authentication of other Bonds and of Warrants) or of the Terms which Peru and the Fiscal Agent mutually deem necessary or desirable so long as any such amendment does not, and will not, adversely affect the rights or interests of any Bond holder of that Series.

                  It shall not be necessary for the vote or consent of the holders of the Bonds of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

                  The Fiscal Agent may request an opinion of counsel in connection with any amendment or supplement entered into hereunder.

                  (c) Binding Nature of Amendments, Notices, Notations, etc. Any instrument given by or on behalf of any holder of a Bond of any Series in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action shall be irrevocable once given and shall be conclusive and binding on all subsequent holders of such Bond or any Bond issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with
Section 7.1 hereof shall be conclusive and binding on all holders of the Bonds of that Series, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon such Bonds. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to such Bonds or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to such holder of the Bonds affected thereby, in all cases as provided in the Terms.

                  Bonds authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and Peru as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Bonds modified to conform, in the opinion of the Fiscal Agent and Peru, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with Section 7.1 hereof may be prepared by Peru, authenticated by the Fiscal Agent and delivered in exchange for Outstanding Bonds.

                  (d) "Outstanding" Defined. For purposes of the provisions of this Agreement and the Bonds, any Bond authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be "Outstanding," except:

                    (1) Bonds theretofore canceled by the Fiscal Agent or
               delivered to the Fiscal Agent for cancellation;

                    (2) Bonds which have become due and payable at maturity or otherwise, and with respect to which, in each case, monies sufficient to pay the principal thereof and any interest thereon shall have been paid or duly provided for; and

                    (3) Bonds in lieu of or in substitution for which other
               Bonds shall have been authenticated and delivered pursuant to this Agreement.

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Bonds of a Series are present at a meeting of holders of Bonds of that Series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Bonds of that Series owned by Peru must be disregarded and deemed not to be Outstanding; but in determining whether the Fiscal Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, only Bonds that the Fiscal Agent knows to be so owned will be so disregarded.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

SECTION 8.1. Officials, Officers, and Directors of Peru Exempt from Individual
Liability. No recourse under or upon any obligation, covenant or agreement contained in this Agreement, or in any Bond, or because of any indebtedness evidenced thereby, shall be had against any official, officer or government employee of Peru or of any successor of any thereof, either directly or through Peru or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Bonds by the holders thereof and as part of the consideration for the issue of the Bonds.

SECTION 8.2. Provisions of this Agreement for the Sole Benefit of Parties and
Bondholders. Nothing in this Agreement or in the Bonds, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Bonds, any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Bonds.

SECTION 8.3. Successors and Assigns of Peru Bound by this Agreement. All the covenants, stipulations, promises and agreements in this Agreement contained by or on behalf of Peru shall bind its successors and assigns, whether so expressed or not.

SECTION 8.4. Notices and Demands on Peru, Fiscal Agent and Bondholders. (a) All notices under this Agreement must be sent by facsimile transmission (in such case confirmed by courier) or by courier, postage prepaid, addressed to the following entities hereto as follows:

Address

The Republic of Peru:                                [Address]
                                                     Attention:  [   ]
                                                     Telephone:  [   ]
                                                     Telecopier: [   ]

The Fiscal Agent:                                    [Address]
                                                     Attention:  [   ]
                                                     Telephone:  [   ]
                                                     Telecopier: [   ]

or at any other address of which any of the foregoing may have notified the others in writing. Any such notice will be effective on receipt. The Fiscal
Agent shall deliver a copy of any notice received on behalf of Peru in connection with this Agreement or any Series of Bonds (excluding notices given regarding the transfer or exchange of Bonds) to Peru in accordance with the terms of this Section 8.4(a). All communications hereunder must be in the English language.

                  If the Fiscal Agent shall receive any notice or demand addressed to Peru by the holder of a Bond, the Fiscal Agent shall promptly forward such notice or demand to Peru.

                  (b) Where this Agreement provides for notice to holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if given in accordance with Section 11 of the Terms. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Fiscal Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 8.5. Payments Due on Non-Business Days. In any case where the Payment
Date shall not be a Business Day (or, in the case of a Luxembourg Paying Agent, is a day in which banks in Luxembourg are required or authorized by law to close), then payment of principal or interest (including Additional Amounts) may be made on the next succeeding Business Day (or, in the case of a Luxembourg
Paying Agent, the next succeeding day in which banks in Luxembourg are not required or authorized by law to close). Any payment made on a date other than the Payment Date as set forth in the Bonds pursuant to this Section 8.5 shall have the same force and effect as if made on the Payment Date, and no interest shall accrue for the period from and after such Payment Date.

SECTION 8.6. Governing Law; Consent to Jurisdiction; Waiver of Immunities. (a)
This Agreement is governed by and must be interpreted in accordance with the laws of the State of New York, except that all matters governing authorization and execution of this Agreement by Peru are governed by the laws of Peru.

                  (b) In connection with any suit, action or proceeding against it or its properties assets or revenues arising out of or relating to the Agreement or the Bonds (a "Related Proceeding"), Peru agrees (i) to submit to the exclusive jurisdiction of any New York State or U.S. Federal court sitting in New York City, and any appellate court thereof (the "Specified Courts"); (ii) that all claims in respect of such Related Proceeding may be heard and determined in such Specified Courts; (iii) that any judgment obtained in the Specified Courts arising out of any Related Proceeding may be enforced or executed in any other court of competent jurisdiction whatsoever; and (iv) that any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction (all such courts other than Specified Courts being called herein
"Other Courts"), by means of a suit on the judgment or in any other manner provided by law, provided that in order to enforce or execute any such judgment ordering any payment by Peru, Peruvian courts will require that such payments be included in the Budget Law corresponding to the fiscal year on which such payment is to be due (but Peru will use its best efforts to cause such payment to be included in such Budget Law).

                  (c) Peru agrees that CT Corporation, presently located at 111
Eighth Avenue, 13th floor, New York, New York, will act as its process agent
(the "Process Agent") and that Peru will maintain at all times an agent with offices in New York to act as its Process Agent. The Process Agent will receive on behalf of Peru and its property all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any judgment referred to in Section 8.6(b) above (a "Related Judgment") brought against it in such Specified Courts. Failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. Nothing in the Agreement or the Terms shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

                  (d) Peru irrevocably consents to and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in the Specified Courts or to the laying of venue of any suit, action or proceeding brought solely for the purpose of enforcing or executing any Related Judgment in the Specified Courts or Other Courts, and further irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any Related
Proceeding or any such suit, action or proceeding in any such court.

                  (e) To the extent that Peru or any of its revenues, assets or properties may be entitled to any sovereign or other immunity under any law, Peru agrees not to claim and to waive such immunity to the fullest extent permitted by the laws of such jurisdiction. This waiver covers Peru's sovereign immunity and immunity from prejudgment attachment, post-judgment attachment and attachment in aid, but does not extend to the attachment of revenues, assets and property of Peru located in Peru unless permitted under Peruvian law.
Additionally, in accordance with Peruvian law currently in effect, Peru's waiver of immunity will not extend to property that is (i) used by a diplomatic or consular mission of Peru; (ii) of a military character and under the control of a military authority or defense agency of Peru; (iii) public property; (iv) shares of Peruvian public sector entities or shares of Peruvian private sector entities owned or controlled by Peru or by a Peruvian public sector entity, or revenues collected from the sale of such shares, to the extent such shares or revenues are exempt by Peruvian law from attachment or execution; or (v) funds deposited in Peru's accounts held in the Peruvian financial system.

                  Peru, however, reserves the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 (the "Immunities Act") with respect to actions brought against it under U.S. federal securities laws or any state securities law. Without an effective waiver of immunity by Peru with respect to such actions, it would be impossible to obtain a U.S. judgment in such an action against Peru unless a court were to determine that Peru is not entitled under the Immunities Act to sovereign immunity with respect to such action. In addition, execution upon property of Peru located in the United
States to enforce a judgment obtained under the Immunities Act may not be possible except in the limited circumstances specified in the Immunities Act.

                  Even if a U.S. judgment could be obtained against Peru in any such action, it may not be possible to enforce in Peru a judgment based on such a U.S. judgment.

                  Peru also consents generally for the purposes of the State
Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related
Judgment.

SECTION 8.7. Separability. If any provision in this Agreement or in the Terms is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 8.8. Counterparts. This Agreement may be signed in any number of counterparts (which may include counterparts delivered by telecopier), with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts together constitute but one and the same instrument.

SECTION 8.9. Effect of Headings. The Article and Section headings herein and the
Table of Contents are for convenience only and shall not affect the construction hereof.

                                  * * * * * * *



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                     THE REPUBLIC OF PERU
                                                     as Issuer


                                                     By:
                                                          ----------------------
                                                          Name:
                                                          Title:


                                                     [            ]
                                                     as Fiscal Agent


                                                     By:
                                                          ----------------------
                                                          Name:
                                                          Title:

                                                                       EXHIBIT A

                              [FORM OF GLOBAL BOND]

[Insert legends relating to limitations on the transferability in such form as may be required by the Depository]




COMMON CODE:                                                          CUSIP:
                                                                      ISIN:

                                   GLOBAL BOND

                              THE REPUBLIC OF PERU

                         ____-Denominated Bonds due ____

         This global Bond is in respect of an issue of ____-Denominated Bonds due ____ (the "Bonds") of the Republic of Peru ("Peru"), limited to an aggregate principal amount of ______________ [United States dollars] ([U.S.$]____________) [other currency] and issued pursuant to a Fiscal Agency Agreement (the "Fiscal Agency Agreement") dated as of [ ], between Peru and [ ], as Fiscal Agent, Principal Paying Agent and Registrar (the "Fiscal Agent," "Paying Agent" and "Registrar"). Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Fiscal Agency Agreement and the Terms and Conditions of the Bonds attached hereto (the "Terms").

         Peru, for value received, hereby promises to pay to Cede & Co., or registered assigns, on ____________ upon surrender hereof, the principal sum of ______________________________ [United States dollars] ([U.S.$]____________)
[other currency] on __________, and to pay interest at the rate of [[ ]% per annum] [to be determined in accordance with the provisions hereinafter set forth] from the date hereof on said principal amount in accordance with the Terms until such principal amount is paid or made available for payment, such interest to be paid [semiannually] [specify other frequency] in arrears on each Payment Date, commencing on the Payment Date on [ ]. The interest payable on any such Payment Date will, subject to certain conditions set forth in the Terms, be paid to the person in whose name this Bond is registered on the 15th day preceding such Payment Date, whether or not such day is a Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the person in whose name this Bond is registered on such date and may either be paid to the person in whose name this Bond is registered at the close of business on a subsequent record date for the payment of such defaulted interest to be fixed by Peru or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Bond may be listed. The Terms, except as otherwise provided herein, shall be binding on Peru and the holder hereof as if fully set forth herein.

         [Insert floating interest rate provisions, if applicable]

         [The statements set forth in the legend, if any, set forth above are an integral part of the terms of this Bond and by acceptance hereof each holder of this Bond agrees to be subject to and bound by the terms and provisions set forth in such legend.]

         This Bond will not be valid or become obligatory for any purpose until the certificate of authentication hereon has been manually signed by or on behalf of the Fiscal Agent.

         This Bond is governed by and must be interpreted in accordance with the laws of the State of New York, except that all matters governing authorization and execution of this Bond by Peru are governed by the laws of Peru.

         IN WITNESS WHEREOF, THE REPUBLIC OF PERU has caused this global Bond to be duly executed.

                                                     THE REPUBLIC OF PERU



                                                     By:
                                                           ---------------------
                                                           Name:
                                                           Title:
Dated:

CERTIFICATE OF AUTHENTICATION

         This is one of the Bonds described in the within-mentioned Fiscal Agency Agreement.

                                                           --------------------,
                                                           as Fiscal Agent




                                                     By:
                                                           ---------------------
                                                           Name:
                                                           Title:

                                                                       EXHIBIT B

                            [FORM OF DEFINITIVE BOND]




COMMON CODE:                                                             CUSIP:
                                                                         ISIN:

                                 DEFINITIVE BOND

                              THE REPUBLIC OF PERU

                         ____-Denominated Bonds due ____

         This Definitive Bond is in respect of an issue of ____-Denominated Bonds due ____ (the "Bonds") of the Republic of Peru ("Peru"), limited to an aggregate principal amount of ______________ [United States dollars] ([U.S.$]____________) [other currency] and issued pursuant to a Fiscal Agency Agreement (the "Fiscal Agency Agreement") dated as of [ ], between Peru and [ ], as Fiscal Agent, Principal Paying Agent and Registrar (the "Fiscal Agent," "Paying Agent" and "Registrar"). Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Fiscal Agency Agreement and the Terms and Conditions of the Bonds attached hereto (the "Terms").

         Peru, for value received, hereby promises to pay to ____________, or registered assigns, on ____________ upon surrender hereof, the principal sum of ___________________________ [United States dollars] ([U.S.$]____________) [other currency], on __________, and to pay interest at the rate of [[ ]% per annum] [to be determined in accordance with the provisions hereinafter set forth] from the date hereof on said principal amount in accordance with the Terms until such principal amount is paid or made available for payment, such interest to be paid [semiannually] [specify other frequency] in arrears on each Payment Date, commencing on the Payment Date on [ ]. The interest payable on any such Payment Date will, subject to certain conditions set forth in the Terms, be paid to the person in whose name this Definitive Bond is registered on the 15th day preceding such Payment Date, whether or not such day is a Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the person in whose name this Definitive Bond is registered on such date and may either be paid to the person in whose name this Definitive Bond is registered at the close of business on a subsequent record date for the payment of such defaulted interest to be fixed by Peru or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Definitive Bond may be listed.

         [Insert floating interest rate provisions if applicable]

         Reference is made to the further provisions set forth under the Terms. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         [The statements set forth in the legend, if any, set forth above are an integral part of the terms of this Definitive Bond and by acceptance hereof each holder of this Definitive Bond agrees to be subject to and bound by the terms and provisions set forth in such legend.]

         This Definitive Bond will not be valid or become obligatory for any purpose until the certificate of authentication hereon has been manually signed by or on behalf of the Fiscal Agent.

         This Definitive Bond is governed by and must be interpreted in accordance with the laws of the State of New York, except that all matters governing authorization and execution of this Definitive Bond by Peru are governed by the laws of Peru.

         IN WITNESS WHEREOF, THE REPUBLIC OF PERU has caused this Definitive Bond to be duly executed.

                                                THE REPUBLIC OF PERU



                                                By:
                                                      --------------------------
                                                      Name:
                                                      Title:
Dated:

CERTIFICATE OF AUTHENTICATION

         This is one of the Definitive Bonds described in the within-mentioned Fiscal Agency Agreement.

                                                     --------------------------,
                                                     as Fiscal Agent



                                                By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                                       EXHIBIT C

                         [FORM OF TERMS AND CONDITIONS]

         1. General. This Bond is one of a duly authorized issue of series of debt securities of the Republic of Peru ("Peru"), designated as its [title of securities] (the "Bonds"), limited to the aggregate principal amount of [U.S.$] [other currency] __________ (except as otherwise provided in Section 12 below) issued pursuant to a Fiscal Agency Agreement (the "Fiscal Agency Agreement") dated as of [ ], between Peru and [ ], the Fiscal Agent, Principal Paying Agent and Registrar (the "Fiscal Agent," "Paying Agent" and the "Registrar" (collectively, the "Agents"), which terms include its successors and assigns as such Fiscal Agent, Paying Agent and Registrar). Capitalized terms used but not defined herein shall have the meanings given to them in the Fiscal Agency Agreement. [References herein to "U.S.$," "$," "U.S. dollars" or "dollars" are to United States dollars.]

         (a) The holders of the Bonds will be entitled to the benefits of, be bound by, and be deemed to have notice of, all the provisions of the Fiscal Agency Agreement. Copies of the Fiscal Agency Agreement are on file and may be inspected during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) at the principal office of the Fiscal Agent in New York and at the offices of the Registrar and the paying agents referred to below.

         (b) The Bonds are issuable in definitive, fully registered form, without coupons. The Bonds are issuable in [the] authorized denomination[s] of [currency/U.S.$] ______ [and [any integral multiple thereof] [integral multiples of [currency/U.S.$] _____ above that amount]]. The Bonds, and transfer thereof, must be registered as provided in Section 7 below and in the Fiscal Agency Agreement. A person in whose name a Bond is registered may (to the fullest extent permitted by law) be treated at all times, by all persons and for all purposes as the absolute owner of such Bond regardless of any notice of ownership, theft or loss or of any writing thereon.

         (c) The Bonds will mature on [ ] (the "Maturity Date").

         (d) As used herein, the following terms have the meanings set forth below:

         "Business Day" means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York and Lima, Peru [If the Bonds are denominated in a currency other than U.S. dollars, insert: and in [name of financial center of the country in whose currency the securities are denominated] or a day on which banking institutions in [name of non-U.S. financial center] are not carrying out transactions in [name of non-U.S. currency]].

         "Payment Date" means [ ] and [ ] of each year, commencing [ ] and ending on [ ]; provided that if any such day is not a Business Day, then the applicable Payment Date shall be the next following Business Day.

         2. Payments and Paying Agents. (a) Principal of and interest on the Bonds will be payable in U.S. dollars. Principal of each Bond and interest payable on the Maturity Date will be payable in U.S. dollars in immediately available funds to the person in whose name such Bond is registered on the Maturity Date, upon presentation and surrender of the Bond at the corporate trust office of the Fiscal Agent in The City of New York or, subject to applicable laws and regulations, at the office of any paying agent. Interest on each Bond (other than interest payable on the Maturity Date) will be payable to the person in whose name such Bond is registered at the close of business on the Record Date (as defined below) for the relevant Payment Date. Peru will make payments of principal and interest on the Bonds by providing the Fiscal Agent the amount of such payment, in U.S. dollars in immediately available funds, on or before the Payment Date, and directing the Fiscal Agent to make a wire transfer of such amount in U.S. dollars to DTC or its nominee as the registered owner of the Bonds, which will receive the funds for distribution to the beneficial owners of the Bonds; provided that Peru may, subject to applicable laws and regulations, make payments of principal and interest on the Bonds by mailing, or directing the Fiscal Agent to mail, from funds made available by Peru for such purpose, a check to the person entitled thereto, on or before the due date for the payment at the address that appears on the security register maintained by the Fiscal Agent on the applicable record date. The Record Date with respect to any Payment Date will be the 15th day prior to such date (each such day, a "Record Date"), whether or not such day is a Business Day.

         None of Peru, the Fiscal Agent or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         (b) In the event that the maturity of the Bonds is accelerated in accordance with Section 4 below, holders of the Bonds will be permitted to elect, by providing notice to Peru, with a copy to the Fiscal Agent, on the date of acceleration or on any date thereafter prior to payment, to receive the amount payable in respect of the Bonds at such time in the currency of Peru.

         (c) Any payment of principal or interest required to be made on a Payment Date that is not a Business Day (or, in the case of a Luxembourg Paying Agent, is a day on which banks in Luxembourg are required or authorized by law to close) need not be made on such day, but may be made on the next succeeding Business Day (or, in the case of a Luxembourg Paying Agent, on the next succeeding day on which banks in Luxembourg are not required and not authorized by law to close) with the same force and effect as if made on such Payment Date, and no interest will accrue with respect to such payment for the period from and after such Payment Date.

         (d) So long as any of the Bonds are outstanding, Peru shall maintain a paying agent and a transfer agent in a western European city for payment on and transfers of the Bonds (which will be Luxembourg, so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require), a Registrar having a specified office in The City of New York and a paying agent having a specified office in The City of New York. Peru has initially appointed [ ] as paying agent and transfer agent for the Bonds and [ ] as Registrar and Paying Agent. Subject to the foregoing, Peru shall have the right at any time to terminate any such appointment and to appoint any other paying agents or transfer agents in such other places as it may deem appropriate upon notice in accordance with Section 11 below.

         (e) Pending payment of principal or interest on the Bonds that becomes due, the Fiscal Agent shall hold in trust, for the benefit of the beneficial owners of the Bonds, the amounts transferred by Peru to the Fiscal Agent for such purpose. Any moneys held by the Fiscal Agent in respect of the Bonds and remaining unclaimed for two years after such amounts shall have become due and payable must be returned by the Fiscal Agent to Peru and the holders of such Bonds shall thereafter look only to Peru for any payment to which such holders may be entitled. The Bonds will become void unless presented for payment within five years after the Maturity Date (or such shorter period as shall be prescribed by applicable law).

         (f) All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions hereof (in the absence of willful default, bad faith or manifest error) will be binding on Peru, the Fiscal Agent, the Registrar, the Paying Agent, each other paying agent and all holders of Bonds.

         3. Status and Negative Pledge. (a) The Bonds will be direct, general, unconditional, unsubordinated and unsecured obligations of Peru. Peru has pledged its full faith and credit for the due and punctual payment of all amounts due in respect of the Bonds. The Bonds will rank pari passu, without any preference among themselves, with all other existing and future unsecured and unsubordinated obligations of Peru relating to External Indebtedness.

         (b) So long as any of the Bonds remain outstanding, Peru shall not create or permit to subsist any Security Interest in the whole or any part of its present or future revenues or assets to secure Public External Indebtedness of Peru, unless the Bonds are secured equally and ratably with such Public External Indebtedness; provided, however, that Peru may create or permit to subsist:

               (i) Security Interests created prior to February 7, 2002;


               (ii) Security Interests securing Public External Indebtedness incurred in connection with a Project Financing, provided that the Security Interest is solely in assets or revenues of the project for which the Project Financing was incurred;

               (iii) Security Interests securing Public External Indebtedness incurred or assumed by Peru to finance or refinance the acquisition of the assets in which such Security Interest has been created or permitted to subsist and any Security Interests existing on such assets at the time of their acquisition;

               (iv) Security Interests securing Public External Indebtedness arising in the ordinary course to finance export, import or other trade transactions, which Public External Indebtedness matures (after giving effect to all renewals and refinancing thereof) not more than one year after the date on which such Public External Indebtedness was originally incurred;

               (v) Security Interests securing Public External Indebtedness which, together with all other Public External Indebtedness secured by Security Interests (excluding Public External Indebtedness secured by other permitted Security Interests), does not exceed U.S.$25,000,000 principal amount (or its equivalent in other currencies) in the aggregate;

               (vi) Security Interests arising by operation of a currently existing law in connection with Public External Indebtedness, including without limitation any right of set-off with respect to demand or time deposits maintained with financial institutions and bankers' liens with respect to property held by financial institutions (in each case deposited with or delivered to such financial institutions in the ordinary course of the depositor's activities);

               (vii) Security Interests created in connection with the transactions contemplated by Peru's 1996 financing plan dated June 5, 1996, and its implementing documentation, including Security Interests to secure obligations under the collateralized bonds issued under the 1996 financing plan (the Fixed Rate Bonds due 2027 ("Par Bonds"), the Floating Rate Bonds due 2027 ("Discount Bonds") and the Front-Loaded Interest Reduction Bonds due 2017 ("FLIRBs")) and any Security Interest securing obligations of Peru outstanding as of June 5, 1996, to the extent required to be equally and ratably secured with any such bonds;

               (viii) Security Interests issued upon surrender or cancellation of the Par Bonds, the Discount Bonds or the FLIRBs, or the principal amount of any Public External Indebtedness outstanding as of June 5, 1996, in each case, to the extent such Security Interest is created to secure Public External Indebtedness on a basis comparable to the Par Bonds, the Discount Bonds and the FLIRBs;

               (ix) Security Interests on shares of, or other assets of, any present or former Peruvian public sector entity created or granted by Peru in connection with, or in anticipation of, the privatization of such entity; and

               (x) any renewal or extension of any Security Interest stated above.

         (c) The following terms shall have the meanings specified below:

               (i) "External Indebtedness" means obligations of, or guaranteed (whether by contract, statute or otherwise) by, Peru for borrowed money or evidenced by bonds, debentures, notes or similar instruments denominated or payable, or which, at the option of the holder thereof, may be payable, in a currency other than the currency of Peru or by reference to a currency other than the currency of Peru (other than any such obligations originally issued or incurred within Peru).

               (ii) "Public External Indebtedness" means any External Indebtedness that (i) is in the form of, or represented by, bonds, notes or other securities that are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market (including without limiting the generality of the foregoing, securities for resale pursuant to Rule 144A under the Securities Act (or any successor law or regulation of similar effect)) and (ii) has an original maturity of more than one year or are combined with a commitment so that the original maturity of one year or less may be extended at the option of Peru to a period in excess of one year.

               (iii) "Project Financing" means any financing of all or part of the costs of the acquisition, construction or development of any project if the person or persons providing such financing expressly agree to limit their recourse to the project financed and the revenues derived from such project as the principal source of repayment for the moneys advanced.

               (iv) "Security Interest" means any security interest, including without limitation, any lien, pledge, mortgage, deed of trust or charge, or any encumbrance or preferential arrangement that has the practical effect of constituting a security interest.

         (d) The obligations of Peru set forth in Section 5.2(a) of the Fiscal Agency Agreement are hereby incorporated by reference and made a part of, as though set forth in, this Bond for the benefit of (and shall be directly enforceable by) the holder of this Bond.

         4. Events of Default. (a) Each of the following events will constitute an "Event of Default" under the Bonds:

               (i) if Peru fails to pay interest or principal on the Bonds when due and such failure continues for a period of 30 days; or

               (ii) if Peru does not perform any other obligation under any Bond and such failure is incapable of remedy or is not remedied within 60 days after written notice has been given to Peru by the Fiscal Agent; or

               (iii) if Peru fails to make any payment in respect of:

                    (A) External Indebtedness outstanding as of February 21,
               2002; or

                    (B) Public External Indebtedness;

                    in an aggregate principal amount in excess of
               U.S.$25,000,000 (or its equivalent in any other currency) when due, and such failure continues beyond the applicable grace period; or

               (iv) if any event or condition occurs that results in the acceleration of the maturity of:

                    (A) External Indebtedness outstanding as of February 21,
               2002; or

                    (B) Public External Indebtedness;

                    in an aggregate principal amount in excess of
               U.S.$25,000,000 (or its equivalent in any other currency); or

               (v) if Peru declares a general suspension on or moratorium with respect to the payment of principal of or interest on all or a portion of its External Indebtedness; or

               (vi) if (A) Peru contests the validity of, or its obligations under, any Bond or, to the extent adversely affecting the Bonds, the Fiscal Agency Agreement, (B) Peru denies any of its obligations under any Bond or, to the extent adversely affecting the Bonds, the Fiscal Agency Agreement, or (C) any constitutional provision, treaty, law, regulation, decree, or other official pronouncement of Peru, or any final decision by any court in Peru having jurisdiction, renders it unlawful for Peru to pay any amount due on the Bonds or to perform any of its obligations under any Bond or, to the extent adversely affecting the Bonds, the Fiscal Agency Agreement; or

               (vii) if any writ, execution, attachment or similar process is levied against all or any substantial part of the assets of Peru in connection with any judgment for the payment of money exceeding U.S.$25,000,000 (or its equivalent in any other currencies), and Peru fails to satisfy or discharge such judgment, or adequately bond, contest in good faith or receive a stay of execution or continuance in respect of such judgment, within a period of 120 days; or

               (viii) if Peru fails to maintain its membership in, and its eligibility to use the general resources of, the International Monetary Fund.

         (b) Upon the occurrence and during the continuance of an Event of
Default:

                    (A) in the case of any Event of Default described in clause
               (ii), (iii), (iv), (vi), (vii) or (viii), the holders of at least 25% in aggregate principal amount of all Bonds (other than Bonds held by Peru) then Outstanding may by written demand given to Peru (with a copy to the Fiscal Agent) declare the Bonds held by it to be immediately due and payable; or

                    (B) in the case of any Event of Default described in clauses
               (i) or (v), each holder of Bonds may by written demand given to Peru (with a copy to the Fiscal Agent) declare the Bonds held by it to be immediately due and payable;

and upon such declaration the principal amount of such Bonds and the accrued interest on such Bonds will become immediately due and payable upon the date that such written notice is received at the office of the Fiscal Agent, unless prior to such date all Events of Default in respect of all Bonds have been cured. The right to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. Holders of Bonds holding in the aggregate at least 66 2/3% in principal amount of the then Outstanding Bonds may waive any existing defaults, and rescind or annul any notice of acceleration, on behalf of all bondholders, if (i) following the declaration of the Bonds due and payable immediately, Peru has deposited with the Fiscal Agent an amount sufficient to pay all overdue installments of principal, interest and Additional Amounts in respect of the Bonds as well as the reasonable fees and compensation of the Fiscal Agent; and (ii) all other Events of Default have been remedied. In the event of a declaration of acceleration because of an Event of Default set forth in clause (iii) or (iv) above, such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such Event of Default pursuant to such clause
(iii) or (iv) shall be remedied, cured or waived by the holders of the relevant indebtedness, within 60 days after such event.

         (c) Upon the occurrence of an Event of Default under Section 4(a), Peru shall give written notice promptly after becoming aware thereof to the holder of each Bond (with a copy to the Fiscal Agent). Within 15 days after becoming aware of the occurrence of an event which with the giving of notice or lapse of time or both would, unless remedied, cured or waived, become an Event of Default under clause (iii) or (iv) of Section 4(a), Peru shall give written notice thereof to the holder of each Bond (with a copy to the Fiscal Agent). Any notice required to be given pursuant to this Section 4(c) to each holder of a Bond may be given by Peru directly to the Fiscal Agent, provided that Peru will cause the Fiscal Agent promptly to give notice of each Event of Default specified in such notice to the holders of Bonds.

         5. Purchase of the Bonds by Peru. Peru may at any time purchase or acquire any of the Bonds in any manner and at any price. Bonds that are purchased or acquired by Peru may, at Peru's discretion, be held, resold or surrendered to the Fiscal Agent for cancellation, but any Bond so purchased by Peru may not be re-issued or resold except in compliance with the Securities Act and other applicable law.

         6. Additional Amounts. (a) The payment by Peru of principal of or interest on the Bonds will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by Peru, any political subdivision thereof or any taxing authority in Peru. If Peru is required by law to make any such withholding or deduction, it will pay such additional amounts ("Additional Amounts") as may be necessary in order to ensure that the net amounts receivable by the holders of Bonds after such withholding or deduction shall equal the amount that would have been receivable in respect of the Bonds in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Bond to or on behalf of a holder who is liable for taxes or duties in respect of such Bond (i) by reason of such holder having some connection with Peru other than the mere holding of such Bond or the receipt of principal of or interest on any Bond; (ii) by reason of the failure to comply with any reasonable certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Peru, or any political subdivision or taxing authority thereof or therein, of the holder of a Bond or any interest therein or rights in respect thereof, if compliance is required by Peru, or any political subdivision or taxing authority thereof or therein, pursuant to applicable law or to any international treaty in effect, as a precondition to exemption from such deduction or withholding; or (iii) by reason of the failure of such holder to present such holder's Bond for payment within 30 days after the principal of or interest on any Bond is first made available to payment to the holder.

         (b) Whenever in this Bond there is mentioned, in any context, the payment of the principal of or interest on any Bond, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

         (c) No Additional Amounts shall be payable in respect of any Bond to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such Bond, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Bond.

         7. Replacement, Exchange and Transfer. (a) If any Bond becomes mutilated or is defaced, destroyed, lost or stolen, the Fiscal Agent shall authenticate and deliver a new Bond, on such terms as Peru and the Fiscal Agent may require, in exchange and substitution for the mutilated or defaced Bond or in lieu of and in substitution for the destroyed, lost or stolen Bond. In every case of mutilation, defacement, destruction, loss or theft, the applicant for a substitute Bond must furnish to Peru and the Fiscal Agent such indemnity as Peru and the Fiscal Agent may require and evidence to their satisfaction of the destruction, loss or theft of such Bond and of the ownership thereof. In every case of mutilation or defacement of a Bond, the holder must surrender to the Fiscal Agent the Bond so mutilated or defaced. In addition, prior to the issuance of any substitute Bond, Peru may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent) connected therewith. If any Bond that has matured or is about to mature becomes mutilated or defaced or is apparently destroyed, lost or stolen, Peru may pay or authorize payment of such Bond without issuing a substitute Bond.

         (b) Upon the terms and subject to the conditions set forth in the Fiscal Agency Agreement, a Bond or Bonds may be exchanged for a Bond or Bonds of equal aggregate principal amount in such same or different authorized denominations as may be requested by the holder, by surrender of such Bond or Bonds at the office of the Registrar, or at the office of any transfer agent, together with a written request for the exchange. Any registration of transfer or exchange shall be effected upon Peru being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as Peru may from time to time agree with the Fiscal Agent.

         (c) Upon the terms and subject to the conditions set forth in the Fiscal Agency Agreement, a Bond may be transferred in whole or in part by the holder or holders surrendering the Bond for registration of transfer at the office of the Registrar in The City of New York or at the office of any transfer agent, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Peru and the Registrar or any such transfer agent, as the case may be, duly executed by the holder or holders thereof or its attorney-in-fact or attorneys-in-fact duly authorized in writing.

         (d) No service charge will be imposed upon the holder of a Bond in connection with exchanges for Bonds of a different denomination or for registration of transfers thereof, but Peru and the Fiscal Agent may charge the party requesting any registration of transfer, exchange or registration of Bonds a sum sufficient to reimburse it for any stamp or other tax or other governmental charge required to be paid in connection with such transfer, exchange or registration.

         8. Amendments and Waivers. (a) Section 7.1 of the Fiscal Agency Agreement, which Section is hereby incorporated mutatis mutandi by reference herein, provides, among other things, that, (i) with the consent of the holders of at least 66 2/3% in aggregate principal amount of the Bonds then Outstanding present at a meeting duly called pursuant thereto or (ii) by written consent of the holders of at least 66 2/3% in aggregate principal amount of the Bonds then Outstanding, Peru and the Fiscal Agent may modify, amend or supplement the terms of the Bonds or the Fiscal Agency Agreement, in any way, and the holders of Bonds may make, take or give any request, demand, authorization, direction, notice, consent, waiver (including waiver of future compliance or past default) or other action provided by the Fiscal Agency Agreement or the Bonds to be made, given or taken by holders of the Bonds; provided, however, that no such action, modification, amendment or supplement, however effected, shall apply, without the written consent of the holder of each Bond affected thereby, to the Bonds owned or held by such holder with respect to the following matters: (A) change the due date for the payment of the principal of, or any installment of interest on, the Bonds; (B) reduce the principal amount of or interest on the Bonds, or the portion of such principal amount which is payable upon acceleration of the maturity of the Bonds or the interest rate thereon; (C) change the obligation of Peru to pay Additional Amounts as described under Section 6(a) hereof; (D) change the currency in which payment of interest or principal in respect of the Bonds is payable; or (E) impair the right to institute suit for the enforcement of any payment in respect of the Bonds. In addition, no such action, modification, amendment or supplement may, without the written consent of all holders of Bonds, reduce the above-stated percentage of the principal amount of Outstanding Bonds the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Bonds or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or reduce the percentage in principal amount of Outstanding Bonds that constitute the quorum required at any meeting of holders of the Bonds at which a resolution is adopted. In addition, and notwithstanding the foregoing, at any meeting of holders of the Bonds duly called and held as provided herein and in the Fiscal Agency Agreement, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Bonds then Outstanding, or by written consent of the holders of not less than 66 2/3% in aggregate principal amount of the Bonds then Outstanding, holders of Bonds may rescind or annul a declaration of the acceleration of the principal amount thereof.

         (b) Peru and the Fiscal Agent may, without the vote or consent of any holder of Bonds, amend the Fiscal Agency Agreement or the Bonds for the purpose of (a) adding to the covenants of Peru for the benefit of the holders of Bonds, or (b) surrendering any right or power conferred upon Peru in respect of the Fiscal Agency Agreement or the Bonds, or (c) providing security or collateral for the Bonds, or (d) curing any ambiguity in any provision, or curing, correcting or supplementing any defective provision contained herein or in the Fiscal Agency Agreement in a manner which does not adversely affect the interest of any Bond holder, or (e) effecting any amendment of the Fiscal Agency Agreement (including, to the extent necessary to provide for the issuance of other Bonds and of Warrants) or the Bonds which Peru and the Fiscal Agent mutually deem necessary or desirable so long as any such amendment does not, and will not, adversely affect the rights or interests of any Bond holder.

         (c) It shall not be necessary for the vote or consent of the holders of Bonds to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with Section 8(a) hereof shall be conclusive and binding on all holders of Bonds, whether or not they have given such consent or cast such vote, or were present at any meeting and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Bonds.

         (d) Any notice of meeting of holders of Bonds shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be given to each holder as provided in Section 11 hereof.

         9. Governing Law. This Bond is governed by and must be interpreted in accordance with the laws of the State of New York [other jurisdiction], except that all matters governing authorization and execution of the Bonds by Peru are governed by the laws of Peru.

         10. Jurisdiction. (a) In the Fiscal Agency Agreement, Peru has agreed that in connection with any suit, action or proceeding against it or its properties, assets or revenues arising out of or relating to the Fiscal Agency Agreement or the Bonds (a "Related Proceeding"), Peru shall submit to the exclusive jurisdiction of any New York State or U.S. federal court sitting in New York City, and any appellate court thereof (the "Specified Courts"). Peru has also agreed that (i) all claims in respect of such Related Proceeding may be heard and determined in such Specified Courts; (ii) any judgment obtained in the Specified Courts arising out of any Related Proceeding may be enforced or executed in any other court of competent jurisdiction whatsoever; and (iii) any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction (all such courts other than Specified Courts being called herein "Other Courts"), by means of a suit on the judgment or in any other manner provided by law; provided that in order to enforce or execute any such judgment ordering any payment by Peru, Peruvian courts will require that such payments be included in the Budget Law corresponding to the fiscal year on which such payment is to be due (but Peru will use its best efforts to cause such payment to be included in such Budget Law). Peru has irrevocably submitted to the exclusive jurisdiction of the Specified Courts solely for the purpose of any Related Proceeding and, for enforcing or executing any judgment arising in connection with a Related Proceeding as described above (a "Related Judgment"), of the Specified Courts and each Other Court.

         (b) Peru has agreed that CT Corporation, presently located at 111 Eighth Avenue, 13th floor, New York, New York, will act as its process agent (the "Process Agent") and that Peru will maintain at all times an agent with offices in New York to act as its Process Agent. The Process Agent will receive on behalf of Peru and its property all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in such Specified Courts. Failure of the Process Agent to give any notice to Peru of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. Nothing in the Fiscal Agency Agreement or herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

         (c) Peru has irrevocably consented to and waived, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any Related Proceeding brought in the Specified Courts or to the laying of venue of any suit, action or proceeding brought solely for the purpose of enforcing or executing any Related Judgment in the Specified Courts or Other Courts, and has further irrevocably waived, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any Related Proceeding in a Specified Court or any such suit, action or proceeding to enforce or execute a Related Judgment in any Other Court.

         (d) To the extent that Peru or any of its revenues, assets or properties may be entitled to any sovereign or other immunity from jurisdiction or any other legal process under any law, Peru has agreed not to claim and to waive such immunity to the fullest extent permitted by the laws of such jurisdiction. This waiver covers Peru's sovereign immunity and immunity from prejudgment attachment, post-judgment attachment and attachment in aid of execution, but does not extend to the attachment of revenues, assets and property of Peru located in Peru unless permitted under Peruvian law. Additionally, in accordance with Peruvian law currently in effect, Peru's waiver of immunity does not extend to property that is (i) used by a diplomatic or consular mission of Peru; (ii) of a military character and under the control of a military authority or defense agency of Peru; (iii) public property; (iv) shares of Peruvian public sector entities or shares of Peruvian private sector entities owned or controlled by Peru or by a Peruvian public sector entity, or revenues collected from the sale of such shares, to the extent such shares or revenues are exempt by Peruvian law from attachment or execution; or (v) funds deposited in Peru's accounts held in the Peruvian financial system.

         Peru, however, has reserved the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 (the "Immunities Act") with respect to actions brought against it under U.S. federal securities laws or any state securities law. Without an effective waiver of immunity by Peru with respect to such actions, it would be impossible to obtain a U.S. judgment in such an action against Peru unless a court were to determine that Peru is not entitled under the Immunities Act to sovereign immunity with respect to such action. In addition, execution upon property of Peru located in the United States to enforce a judgment obtained under the Immunities Act may not be possible except in the limited circumstances specified in the Immunities Act.

         Even if a U.S. judgment could be obtained against Peru in any such action, it may not be possible to enforce in Peru a judgment based on such a U.S. judgment.

         Peru has also consented generally for the purposes of the State Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment.

         11. Notices. Notices will be mailed to holders of Bonds at their registered addresses and will be deemed to have been given on the date of such mailing. All notices to holders of the Bonds will be published, if and so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, in a daily newspaper of general circulation in Luxembourg. It is expected that such publication will be made in the Luxemburger Wort. If publication as aforesaid is not practicable, notice will be validly given if made in accordance with the rules of the Luxembourg Stock Exchange.

         12. Further Issues. Peru may, from time to time, without the consent of the holders of the Bonds, create and issue additional bonds having the same terms and conditions as the Bonds, except for the issue date, issue price and the amount of the first payment of interest, which additional bonds may be consolidated and form a single series with the outstanding Bonds.

           FISCAL AGENT, PAYING AGENTS, TRANSFER AGENTS AND REGISTRAR

                                  Fiscal Agent

                                    [ADDRESS]


              Principal Paying Agent, Transfer Agent and Registrar

                                    [ADDRESS]


                        Paying Agents and Transfer Agents

                               [ADDRESS] [ADDRESS]

                  Paying Agent and Transfer Agent in Luxembourg

                                    [ADDRESS]

                                  Listing Agent

                                    [ADDRESS]

                                                                       EXHIBIT D

                                  AUTHORIZATION


                  I, [ ], [title] of the Republic of Peru ("Peru"), pursuant to
Section 3.1 of the Fiscal Agency Agreement dated as of [ ], (the "Fiscal Agency Agreement") between Peru and [ ], as fiscal agent (the "Fiscal Agent"), certify that there is hereby established a Series of Bonds to be delivered under the Fiscal Agency Agreement, which Series of Bonds shall have the terms set forth in the form of Bond attached hereto as Annex A and described in the Prospectus Supplement dated [ ] (the "Prospectus Supplement"), pertaining to the [title of securities] (the "Bonds") and the related Prospectus dated [ ], pertaining to Securities and Warrants of Peru (the "Prospectus"), which Prospectus Supplement and Prospectus are attached hereto as Annex B, which terms shall include the following:

              [Insert terms of Bonds, as applicable]

                     Aggregate Principal Amount:           [                   ]
                     Issue Price:                          [                   ]
                     Issue Date:                           [                   ]
                     Maturity Date:                        [                   ]
                     Specified Currency:                   [                   ]
                     Authorized Denominations:             [                   ]
                     Form:                                 [                   ]
                     Interest Rate:                        [                   ]
                     Interest Payment Dates:               [                   ]
                     Regular Record Dates:                 [                   ]
                     Guarantor:                            [                   ]
                     Form of Guarantee:                    [                   ]
                     Optional Early Redemption:            ____ Yes    ____ No
                     Optional Early Repayment:             ____ Yes    ____ No
                     Indexed Note:                         ____ Yes    ____ No
                     Foreign Currency Note:                ____ Yes    ____ No
                     Underwriters:                         [                   ]
                     Purchase Price:                       [                   ]
                     Method of Payment:                    [                   ]
                     Listing:                              [                   ]
                     Securities Offered:
                              CUSIP:                       [                   ]
                              ISIN:                        [                   ]
                              Common Code:                 [                   ]
                     Fiscal Agent, Principal Paying
                     Agent, Transfer Agent, Registrar and
                     Authenticating Agent:                 [                   ]
                     Luxembourg Paying and Transfer
                     Agent:                                [                   ]
                     Further Issues:                       [                   ]
                     Governing Law:                        [                   ]
                     [Other terms:]                        [                   ]

         Capitalized terms not otherwise defined herein are used as defined in the Fiscal Agency Agreement.

         This Authorization shall be governed by, and construed in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, I have executed this Certificate as of the [ ] day of [ ], 200[ ].



                                                       -------------------------
                                                       Name:
                                                       Title:

                                                                       EXHIBIT E

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby transfers to

                     (PRINT NAME AND ADDRESS OF TRANSFEREE)

[U.S.$]_______ principal amount of this Bond, and all rights with respect thereto, and irrevocably constitutes and appoints __________________ as attorney to transfer this Bond on the books kept for registration thereof, with full power of substitution.

Dated
      ------------------------------            --------------------------------
                                                Certifying Signature

Signed
       ----------------------------

Note:

          (i) The signature on this transfer form must correspond to the name as it appears on the face of this Bond.

          (ii) A representative of the Bondholder should state the capacity in which he or she signs (e.g., executor).

          (iii) The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or shall be certified by a recognized bank, notary public or in such other manner as the Paying Agent, acting in its capacity as transfer agent or the Fiscal Agent, acting in its capacity as registrar, may require.